UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2011
PMC COMMERCIAL TRUST
(Exact name of registrant as specified in its charter)

TEXAS	1-13610	75-6446078

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17950 Preston Road, Suite 600, Dallas, TX	75252

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 349-3200
NONE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
PMC Commercial Trust’s (the “Company”) Annual Meeting of Shareholders (the “Annual Meeting”) was held on June 10, 2011. A total of 9,919,463 shares were voted in person or by proxy, representing 93.85% of the shares entitled to be voted. The following are the final voting results on proposals considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2011 Proxy Statement.
1. Election of Trust Managers. The five nominees listed below were elected to serve on the Board of Trust Managers for the ensuing year.

			Broker
	For	Withheld	Non-Votes
Nathan G. Cohen	3,677,819	1,043,887	5,197,757
Martha Rosemore Morrow	4,082,325	639,381	5,197,757
Barry A. Imber	3,692,483	1,029,223	5,197,757
Irving Munn	3,687,533	1,034,173	5,197,757
Lance B. Rosemore	4,195,639	526,067	5,197,757
2. Approval of an amendment and restatement of the 2005 Equity Incentive Plan.

For	2,729,939
Against	1,824,899
Abstentions	166,868
Broker Non-Votes	5,197,757
The amendment and restatement of the 2005 Equity Incentive Plan was not approved since there were not enough votes cast pursuant to the requirements of the NYSE Amex.
3. Ratification of PricewaterhouseCoopers LLP as registered public accounting firm for 2011.

For	9,754,927
Against	114,892
Abstentions	49,644
The foregoing proposal was approved.
4. Approval of the advisory vote on executive compensation.

For	3,436,158
Against	1,162,225
Abstentions	123,323
Broker Non-Votes	5,197,757
The foregoing proposal was approved.
5. Advisory vote on the frequency of votes on executive compensation.

1 year	2,116,723
2 years	2,023,452
3 years	452,791
Abstentions	128,740
Broker Non-Votes	5,197,757
Based on the foregoing advisory vote, since the one year option received the highest votes at the Annual Meeting, the one year option was recommended by the shareholders.

SIGNATURE
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 14, 2011

PMC COMMERCIAL TRUST
By:	/s/ Barry N. Berlin
Barry N. Berlin, Chief Financial Officer